UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2025
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8235 Forsyth Boulevard, Suite 100
St. Louis, Missouri 63105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2025, Energizer Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), by and among the Company, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder, which amended and restated (i) the Amended and Restated Credit Agreement, dated as of December 22, 2020, among the Company, the financial institutions from time to time party thereto as lenders, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder (as amended by the Incremental Term Loan Amendment No. 1, dated as of January 7, 2021, the Amendment No. 2 and Increasing Lender Supplement, dated as of December 31, 2021, the Amendment No. 3 to Credit Agreement, dated as of February 22, 2023 and the Repricing Amendment, dated as of May 29, 2024, the “Existing Credit Agreement”) and (ii) certain related Loan Documents (as defined in the Existing Credit Agreement). The Existing Credit Agreement, as amended and restated by the Amendment and Restatement Agreement, is referred to as the “Amended and Restated Credit Agreement”.

Energizer entered into the Amendment and Restatement Agreement in order to extend the maturity dates of its facilities under the Existing Credit Agreement, to obtain more favorable pricing and to make certain changes to the covenants and other terms of the Existing Credit Agreement. The Amended and Restated Credit Agreement provides for senior secured credit facilities (the “New Facilities”) consisting of a term B loan facility (the “Term B Facility”) in the amount of $760,000,000 and a revolving credit facility (the “Revolving Facility”) with a committed amount of $500,000,000. The New Facilities were made available to repay the facilities under the Existing Credit Agreement and to pay related fees and expenses as well as, in the case of the Revolving Facility, for working capital and general corporate purposes.

Amounts outstanding under the New Facilities bear interest, at the Company’s option, at a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the “prime rate” in the U.S. and (c) the one-month adjusted term SOFR rate plus 1.00% (the “Base Rate”), or at the adjusted term SOFR rate (in each case subject to a 0% floor), plus in each case a margin, which, for revolving loans, ranges from 0.375% to 1.00% for Base Rate‑based loans and from 1.375% to 2.00% for SOFR-based loans, in each case depending on the Company’s consolidated leverage ratio, and, for the Term B Facility, equal to 1.00% for Base Rate-based loans and 2.00% for SOFR‑based loans. The Company will pay an undrawn commitment fee ranging from 0.175% to 0.30% (depending on the Company’s consolidated leverage ratio) on the unused portion of the Revolving Facility. For letters of credit issued under the Revolving Facility, the Company will pay a fronting fee in an amount not to exceed 0.125% per annum to be agreed with the issuer of the letters of credit together with a fee on all outstanding letters of credit at a per annum rate equal to the margin then in effect with respect to SOFR‑based loans under the Revolving Facility.

The outstanding principal balance of the loans under the Term B Facility is required to be repaid in equal quarterly installments of 0.25% of the original balance outstanding under the Term B Facility, with the balance being due at maturity on March 19, 2032. Outstanding amounts under the Term B Facility are also subject to mandatory prepayment with the proceeds of certain asset sales and debt issuances and from a portion of annual excess cash flows (as determined under the Amended and Restated Credit Agreement). The outstanding principal balance of the loans under the Revolving Facility is required to be repaid at maturity on March 19, 2030, subject to certain springing maturity provisions.

The Amendment and Restatement Agreement also amends and restates the Guarantee and Collateral Agreement dated as of January 2, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Company and the guarantors party thereto on the one hand and JPMorgan Chase Bank, N.A., as collateral agent, on the other hand, pursuant to which obligations under the Amended and Restated Credit Agreement, and the guarantees of the guarantors in respect of such obligations, are secured by a first priority lien and security interest, subject to customary exceptions, in substantially all of the assets of the Company and the guarantors. The Amended and Restated Credit Agreement requires that certain of the Company’s material wholly-owned domestic subsidiaries guarantee the obligations under the Amended and Restated Credit Agreement, subject to customary exceptions. Other existing and subsequently acquired or newly‑formed domestic subsidiaries of the company and the guarantors may become guarantors in the future.

The Amended and Restated Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants and certain conditions that are customarily required for similar financings. The Amended and Restated Credit Agreement also contains customary events of default that include, among others, non‑payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross payment default and cross acceleration to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the New Facilities, the declaration that all outstanding loans are due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.

A copy of the Amendment and Restatement Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The above description of the Amendment and Restatement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment and Restatement Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 19, 2025, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, entry into the Amendment and Restatement Agreement and the closing of the New Facilities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of March 19, 2025, by and among Energizer Holdings, Inc., as borrower, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

99.1	Press Release, dated March 19, 2025, announcing entry into the Amendment and Restatement Agreement and the closing of the New Facilities

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ John J. Drabik
John J. Drabik
Executive Vice President and Chief Financial Officer

Dated: March 19, 2025